Form 8-K



          SECURITIES AND EXCHANGE COMMISSION

               Washington, DC 20549



                    CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities
     Act of 1934



          Date of Report       September 10,1997


               CSP Incorporated
     (Exact name of the registrant as specified in its charter)


          Commission file number 0-10843


   Massachusetts                        04-2441294
-----------------------                ------------
(State or jurisdiction of     (IRS Employer Identification
incorporation or organization)               number)



40 Linnell Circle Billerica Massachusetts         01821
---------------------------------------           ------
(Address of principal executive offices)       (Zip Code)



Registrant's telephone number, includes area code: 978-663-
7598

               Form 8-K

     CURRENT REPORT dated September 11, 1997

               CSP Inc.


Item 2: Acquisition or Disposal of Assets

On August 27, 1997 the Registrant acquired all  the assets
and subsidiaries  of Modcomp/Cerplex L.P (MODCOMP)  of Fort
Lauderdale  Florida from the Cerplex Group Inc. of Tussin
California for $ 8.5 million in cash. The effective date of
the transaction is June 27, 1997. The assets purchased
included the five wholly owned foreign subsidiaries,
equipment, inventory, and all other assets necessary to
continue running the business. The Registrant will continue
the operation of  MODCOMP and it will continue to sell high
performance , real time computer systems, applications
software and service for mission critical applications
providing installation, maintenance, training, project
management, application software and network integration
services.   The purchase price of MODCOMP was based on
projected revenues and income multipliers that was supported by historical information. We reviewed other recent purchases to see that our purchase price was reasonable and consist with the current market.



Item 7(a): Financial Statements of Business acquired

The three years of audited financial statements and interim statements as required will be as an amendment filed within 60 days. It just was not practicable to file these statements at this time.

               CSP INC.

          CURRENT REPORT dated September 11, 1997

               SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CSP INC.


September 11, 1997
                           /S/ Gary W. Levine
                         ----------------------------------
                         Gary W. Levine, Vice President-
                         Finance and Principal Accounting
                         Officer